Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-220419

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 21, 2017)

INNOVATION PHARMACEUTICALS INC.

Up to 500 Shares of Series B 5% Convertible Preferred Stock

Warrants to Purchase Up To 2,500 Shares of Series B 5% Convertible Preferred Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 500 shares of our Series B 5% convertible preferred stock, which we refer to as our Series B preferred stock, together with warrants to purchase up to 2,500 shares of our Series B preferred stock, which we refer to as the Series 4 warrants or warrants. This prospectus supplement also covers the shares of our Series B preferred stock issuable upon exercise of the warrants and payment of in-kind dividends on the Series B preferred stock, and the shares of Class A common stock, par value $0.0001 per share, which we refer to as our common stock, issuable from time to time upon conversion of the Series B preferred stock.

Each share of Series B preferred stock has an initial stated value of $1,080 and may be converted at any time at the holder’s option into shares of our common stock at a conversion price equal of the lower of (i) $0.31625 per share and (ii) 85% of the lowest volume weighted average price of our common stock as reported on Bloomberg L.P. on a trading day during the ten trading days prior to and ending on, and including, the conversion date. The conversion price may be adjusted following certain triggering events and is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization or similar events affecting our common stock.

Each Series 4 warrant will entitle the holder thereof to purchase one share of our Series B preferred stock at $982.50 per share, or approximately $2.5 million in aggregate for 2,500 shares of our Series B preferred stock, for a period of up to nine months following issuance.

Our common stock is currently quoted on the OTCQB under the symbol “IPIX.” On May 7, 2019, the last reported sales price of our common stock on the OTCQB was $0.42 per share. There is no established public trading market for our Series B preferred stock or the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing our Series B preferred stock or the warrants on any national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page S-4 of this prospectus supplement and the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 9, 2019.

Prospectus Supplement

Prospectus

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we prepare or authorize, and we do not take any responsibility for any other information that others may give you. This prospectus supplement is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-220419) that we filed with the Securities and Exchange Commission (the “SEC”) and that was declared effective by the SEC on September 21, 2017. Under this shelf registration process, we may, from time to time, offer common stock, preferred stock, debt securities, warrants and units, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our common stock, preferred stock, warrants and other securities that do not pertain to this offering. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our securities.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

References to “Innovation Pharmaceuticals,” the “Company”, “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to Innovation Pharmaceuticals Inc., unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

S-i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. These forward-looking statements include, but are not limited to, statements concerning our future drug development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials; other statements regarding our future product development and regulatory strategies, including with respect to specific indications; any statements regarding our future financial performance, results of operations or sufficiency of capital resources to fund our operating requirements; and any other statements which are other than statements of historical fact. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

•	our capital needs and ability to continue as a going concern;

•	our ability to continue to fund and successfully progress internal research and development efforts;

•	our ability to create effective, commercially-viable drugs;

•	our ability to effectively and timely conduct clinical trials;

•	our ability to ultimately distribute our drug candidates;

•	compliance with regulatory requirements; and

•	other risks referred to in the section of this prospectus supplement entitled “Risk Factors” and in the SEC filings incorporated by reference in this prospectus supplement.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus supplement, accompanying prospectus or as of the date of any document incorporated by reference in this prospectus supplement or accompanying prospectus, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, accompanying prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus supplement and accompanying prospectus might not occur.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Innovation Pharmaceuticals Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Innovation Pharmaceuticals Inc., you should read carefully this entire prospectus supplement and the accompanying prospectus, including the Risk Factors section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, common stock means our Class A common stock, par value $0.0001 per share.

Innovation Pharmaceuticals Inc. Overview

We are a clinical stage biopharmaceutical company developing innovative therapies with dermatology, oncology, anti-inflammatory and antibiotic applications. We own the rights to numerous drug compounds, and we devote most of our efforts and resources on our compounds in clinical trials: Prurisol for the treatment of psoriasis, Kevetrin for the treatment of ovarian cancer, and Brilacidin for treatments of skin infections, ulcerative proctitis (inflammatory bowel disease) and prevention of oral mucositis complicating chemoradiation treatment for cancer.

The Company was incorporated as Econoshare, Inc. on August 1, 2005 in the State of Nevada. On December 6, 2007, the Company acquired Cellceutix Pharma, Inc., a privately owned corporation formed under the laws of the State of Delaware on June 20, 2007. Following the acquisition, the Company changed its name to Cellceutix Corporation. Effective June 5, 2017, the Company amended its Articles of Incorporation and changed its name from Cellceutix Corporation to Innovation Pharmaceuticals Inc.

Our principal executive offices are located at 100 Cummings Center, Suite 151-B, Beverly, Massachusetts 01915, and our telephone number is (978) 921-4125. Our website is www.ipharminc.com. The information contained on or that can be accessed through or website (other than the specified SEC filings incorporated by reference in this prospectus supplement) is not incorporated in, and is not a part of, this prospectus supplement, and you should not rely on any such information in connection with your investment decision to purchase our securities.

Issuance Agreement

On May 9, 2019, we entered into a Warrant Restructuring and Additional Issuance Agreement (the Issuance Agreement ) with the holders of our Series B preferred stock and warrants to purchase Series B preferred stock (collectively, the Series B holders ), pursuant to which the Series B holders agreed to exercise warrants to purchase up to $2.5 million of Series B preferred stock through November 2019, subject to the conditions described therein

In addition, we agreed to issue to the Series B holders 100 shares of Series B preferred stock following the execution of the Issuance Agreement and up to an additional 400 shares of Series B preferred stock upon exercise of the warrants to purchase Series B preferred stock. We also agreed to issue warrants to purchase 2,500 shares of Series B preferred stock to the Series B holders following execution of the Issuance Agreement.

S-1

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Our Capital Stock” in the accompanying prospectus.

Issuer	Innovation Pharmaceuticals Inc.

Securities offered by us

Up to 500 shares of our Series B preferred stock and warrants to purchase 2,500 shares of our Series B preferred stock, along with the shares of our Series B preferred stock issuable upon exercise of the warrants and the shares of our common stock issuable from time to time upon conversion of the Series B preferred stock.

Each Series 4 warrant will entitle the holder thereof to purchase one share of our Series B preferred stock at $982.50 per share, or approximately $2.5 million in aggregate for 2,500 shares of our Series B preferred stock, for a period of up to nine months following issuance.

Shares of Class A common stock to be outstanding after this offering

Up to 202.4 million shares assuming sale of 3,000 shares of Series B preferred stock and conversion of such shares of Series B preferred stock into 10.2 million shares of our Class A common stock at a conversion price of $0.31625 per share, which is the highest conversion price provided under the Series B preferred stock and would apply based on the $0.42 per share closing price of our common stock on May 7, 2019. Actual shares issued will vary, among other things, depending on the conversion price of our Series B preferred stock.(1)

Shares of Series B preferred stock to be outstanding after this offering	500 shares, assuming the satisfaction of all of the conditions set forth in the Issuance Agreement described below, or 3,000 shares if the warrants are also exercised in full.

Use of proceeds

We intend to use the net proceeds from this offering primarily for general working capital purposes. Accordingly, we will retain broad discretion over how these offering proceeds are used. See “Use of Proceeds” on page S-5.

Warrant Restructuring and Additional Issuance Agreement

On May 9, 2019, we entered into a Warrant Restructuring and Additional Issuance Agreement with the Series B holders, pursuant to which the Series B holders agreed to exercise warrants to purchase up to $2.5 million of Series B preferred stock through November 2019, subject to the conditions described therein. In addition, we agreed to issue to the Series B holders 100 shares of Series B preferred stock following the execution of the Issuance Agreement and up to an additional 400 shares of Series B preferred stock upon exercise of the warrants to purchase Series B preferred stock. We also agreed to issue warrants to purchase 2,500 shares of Series B preferred stock to the Series B holders following execution of the Issuance Agreement.

OTCQB symbol	IPIX

No Market for Series B preferred stock or warrants

There is no established public trading market for our Series B preferred stock or the warrants, and we do not expect any such market to develop. In addition, we do not intend to apply for listing of the Series B preferred stock or the warrants on any national securities exchange or other nationally recognized trading system.

Risk factors

An investment in our securities involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in our securities.

_____________

(1)

The number of shares of common stock to be outstanding after this offering is based on 192.1 million shares of Class A common stock outstanding as of April 30, 2019 and excludes:

•         shares of our Class A common stock issuable upon the conversion of 1,027 shares of our Series B preferred stock outstanding as of March 31, 2019 and up to 6,725 shares of our Series B preferred stock issuable upon the exercise of warrants outstanding as of March 31, 2019, which would convert into 26.5 million shares of our Class A common stock a conversion price of $0.31625 per share, which is the highest conversion price provided under the Series B preferred stock; and

•         66 million shares issuable as of March 31, 2019 upon the exercise of outstanding stock options and warrants and the conversion of amounts outstanding under a convertible note held by the Company’s Chief Executive Officer.

S-2

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed under the sections captioned “Risk Factors” set forth in the documents and reports filed by us with the SEC, that are incorporated by reference into this prospectus supplement, including in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Reports on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, as well as any risks described in our other filings with the SEC, before deciding whether to buy our securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Our Series B preferred stock converts into shares of common stock at a discount to the market price of our common stock. As a result, our common stockholders will experience substantial additional dilution if shares of our Series B preferred stock are converted into common stock.

Our Series B preferred stock may be converted at any time at the holder’s option into shares of our common stock at a conversion price equal of the lower of (i) $0.31625 per share and (ii) 85% of the lowest volume weighted average sale prices of our Class A common stock as reported on Bloomberg L.P. on a trading day during the ten trading days prior to and ending on, and including, the conversion date. In addition, the conversion price may be decreased following certain triggering events. Our Series B preferred stock, of which 1,027 shares and warrants to purchase an additional 6,725 shares were outstanding as of March 31, 2019, has substantially similar provisions. As a result, the number of shares of common stock that the holders of our Series B preferred stock will receive upon conversion will increase as our common stock price decreases, and there is no floor to the conversion price, and our common stockholders will experience substantial dilution as shares of our Series B Preferred Stock offered hereby are converted into our common stock. Any dilution or potential dilution may cause our stockholders to sell their shares, which may contribute to a downward movement in the stock price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the proceeds from sales of our securities in this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

In addition to potential dilution associated with future fundraising transactions, we currently have significant numbers of securities outstanding that are exercisable for our common stock, which could result in significant additional dilution and downward pressure on our stock price.

As of April 30, 2019, there were 192.1 million shares of our common stock outstanding. In addition, as of March 31, 2019, there were outstanding stock options, warrants and a convertible note representing the potential issuance of approximately an additional 66 million shares of our common stock, and 1,027 shares of our Series B preferred stock and warrants to purchase an additional 6,725 shares of our Series B preferred stock convertible into 26.5 million shares of our Class A common stock assuming a conversion price of $0.31625 per share. The issuance of these shares in the future would result in significant dilution to our current stockholders and could adversely affect the price of our common stock and the terms on which we could raise additional capital. In addition, the issuance and subsequent trading of shares could cause the supply of our common stock available for purchase in the market to exceed the purchase demand for our common stock. Such supply in excess of demand could cause the market price of our common stock to decline.

S-3

The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.

The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends on our common stock will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

There is no public market for the Series B preferred stock or the warrants being offered in this offering.

There is no established public trading market for our Series B preferred stock or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of our Series B preferred stock or the warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of our Series B preferred stock and the warrants will be limited.

Holders of our Series B preferred stock and the warrants will have no rights as a holder of our common stock until such holders convert their Series B preferred stock and exercise their warrants, as applicable, and acquire our common stock.

Until holders of our Series B preferred stock and warrants acquire shares of our common stock upon conversion of the Series B preferred stock or exercise of the warrants and conversion of the resulting shares of Series B preferred stock, as applicable, holders of Series B preferred stock and warrants will have no rights with respect to the shares of our common stock underlying such shares of Series B preferred stock and warrants, except as set forth in the related certificate of designation. Upon conversion of the Series B preferred stock or exercise of the warrants and conversion of the resulting shares of Series B preferred stock, as applicable, the holders thereof will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We will receive up to $2.5 million upon the exercise of the warrants sold by us in this offering, which if fully exercised would result in proceeds to us, after deducting estimated offering expenses payable by us, of approximately $2.4 million. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. We intend to use the net proceeds, if any, from this offering for general working capital purposes. The amounts and timing of expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Until we use the proceeds for any purpose, we expect to invest them in short-term investments.

S-4

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents the ratio of earnings to fixed charges and the coverage for the last five completed fiscal years and six months ended December 31, 2018 and 2017.

	For the Year Ended June 30,					For the six months ended December 31,
	2014	2015	2016	2017	2018	2017	2018
Ratio of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency (in million)	$(8.2)	$(13.1)	$(12.9)	$(15.5)	$(16.4)	$(9.1)	$(6.0)

Our earnings were inadequate to cover fixed charges for each of the periods indicated above. We did not pay any preferred stock dividends during the periods. The amount of the deficiency by which our earnings did not cover our fixed charges for each such period is disclosed in the second line of the above table.

This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

DILUTION

Our net tangible book deficit as December 31, 2018 was approximately $(4.4) million, or $(0.03) per share. We calculate net tangible book deficit per share by dividing the net tangible book deficit, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution per share of our common stock to investors in this offering represents the difference between the assumed amount paid per share of our common stock underlying the Series B preferred stock (assuming full exercise of the warrants in this offering) and the assumed net tangible book deficit per share of our common stock following the completion of this offering.

After giving effect to the sale of 3,000 shares of our Series B preferred stock, which includes 2,500 shares of Series B preferred stock issuable upon exercise of warrants, for net proceeds of approximately $2.4 million after deducting estimated offering expenses payable by us, and assuming a conversion price of $0.31625 per share, which is the highest conversion price provided under the Series B preferred stock and would apply based on the $0.42 per share closing price of our common stock on May 7, 2019, our as adjusted net tangible book deficit as of December 31, 2018 would have been approximately $(2.0) million, or $(0.01) per share of common stock. This represents an immediate increase in net tangible book deficit of $0.02 per share to existing stockholders and assumed immediate dilution in net tangible book deficit of $0.33 per share to investors participating in this offering. The following table illustrates this dilution on a per share basis:

Assumed average conversion price		$0.32
Net tangible book deficit per share as of December 31, 2018	$(0.03)
Increase per share attributable to the offering	$0.02
As adjusted net tangible book deficit per share as of December 31, 2018, after giving effect to this offering		$(0.01)
Dilution per share to new investors		$0.33

The foregoing dilution information assumes a conversion price for the Series B preferred stock equal to $0.31625 per share, which is the highest conversion price provided under the Series B preferred stock and would apply based on the $0.42 per share closing price of our common stock on May 7, 2019, and is based on 176.3 million shares of our common stock outstanding as of December 31, 2018. The actual price at which investors convert their Series B preferred stock may be higher or lower than this assumed price and our total shares may continue to change, and is expected to continue to change. A decrease of $0.10 per share in the conversion price would result in the same adjusted net tangible book deficit per share after the offering but would decrease the dilution in net tangible book deficit per share to new investors in this offering to $0.23 per share, after deducting estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

S-5

The number of shares of common stock to be outstanding after this offering is based on 176.3 million shares of Class A common stock outstanding as of December 31, 2018 and excludes:

•	shares of our Class A common stock issuable upon the conversion of 1,027 shares of our Series B preferred stock outstanding as of March 31, 2019 and up to 6,725 shares of our Series B preferred stock issuable upon the exercise of warrants outstanding as of March 31, 2019, which would convert into 26.5 million shares of our Class A common stock a conversion price of $0.31625 per share, which is the highest conversion price provided under the Series B preferred stock; and

•	66 million shares issuable as of March 31, 2019 upon the exercise of outstanding stock options and warrants and the conversion of amounts outstanding under a convertible note held by the Company’s Chief Executive Officer.

DESCRIPTION OF SECURITIES

In this offering, we are offering 500 shares of our Series B preferred stock and warrants to purchase 2,500 shares of our Series B preferred stock, as well as the shares of Series B preferred stock issuable upon exercise of the warrants and payment of in-kind dividends on the Series B preferred stock, and the shares of common stock that are issuable from time to time upon conversion of such Series B preferred stock.

There is no established public trading market for our Series B preferred stock or the warrants, and we do not expect any such market to develop. In addition, we do not intend to apply for listing of our Series B preferred stock or the warrants on any national securities exchange or other nationally recognized trading system.

Description of Class A Common Stock

The material terms and provisions of our Class A common stock are described under the caption “Description of Capital Stock” starting on page 6 of the accompanying prospectus.

Description of Series B Preferred Stock

The following is a summary of certain terms and provisions of the Certificate of Designation of Preferences, Rights and Limitations of Series B 5% Convertible Preferred Stock (as amended, the “Certificate of Designation”) establishing the rights and preferences of the Series B preferred stock offered in this offering. The description of the Series B preferred stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which will be filed as an exhibit to a Current Report on Form 8-K or Quarterly Report on Form 10-Q to be filed with the SEC by us in connection with this offering.

General

Our Amended and Restated Articles of Incorporation authorizes our Board of Directors to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding.

Subject to the limitations prescribed by our Articles of Incorporation, our Board is authorized to establish the number of shares constituting each series of preferred stock and to fix the designation, powers, preferences and relative participating, optional and other rights of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our Board has designated 20,000 of the 10,000,000 authorized shares of preferred stock as Series B 5% Convertible Preferred Stock. When sold, issued and paid for in accordance with the terms of the Issuance Agreement, the shares of Series B preferred stock will be validly issued, fully paid and non-assessable.

S-6

Voluntary Conversions by Holders

Each holder of Series B preferred stock may, at any time, elect to convert shares of Series B preferred stock into shares of our common stock at the conversion price, subject to certain beneficial ownership volume limitations described below. The number of shares into which each share of Series B preferred stock is determined by dividing the then stated value of the share of Series B preferred stock by the conversion price. The conversion price is defined as lower of (i) $0.31625 per share and (ii) 85% of the lowest volume weighted average sales price of the Class A Common Stock as reported on Bloomberg L.P. at 4:02 p.m. (New York City time) on a trading day during the ten trading days prior to and ending on, and including, the conversion date. The conversion price is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization or similar events affecting our common stock. In addition, upon the occurrence of a triggering event (as defined below), the variable conversion rate will drop to 70% in (ii) above, and the $0.31625 price reflected in (i) could be adjusted downward under certain circumstances. In addition, in the event we issue dilutive securities within five trading days after a holder’s conversion of Series B preferred stock into common stock, we will issue additional shares of common stock to such holder as provided in the Certificate of Designation.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, or we consummate a business combination in which another person acquires 50% or more of the outstanding shares of our common stock, then, upon any subsequent conversion of the Series B preferred stock, the holders of such Series B preferred stock will have the right to receive any shares of the successor or acquiring corporation and any additional consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full (including accrued but unpaid dividends thereon) of the Series B preferred stock immediately prior to any of the foregoing transactions.

In addition, we have agreed to have any successor entity in any of the foregoing transactions in which we are not the surviving entity to assume in writing all of our obligations under the Certificate of Designation.

Limitations on Conversion and Issuance

The Series B preferred stock may not be converted and shares of our common stock may not be issued under the Certificate of Designation with respect to such Series B preferred stock if, after giving effect to the conversion or issuance, a holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our common stock.

The holders of the Series B preferred stock are limited in the amount of stated value of the Series B preferred stock they can convert on any trading day. The conversion cap limits conversions by the holders to the greater of $75,000 and an amount equal to 30% of the aggregate dollar trading volume of our common stock on our primary trading market for the five trading days immediately preceding, and including, the conversion date. However, the conversion cap will be increased if the trading volume in the first 30 minutes of any trading session exceeds certain trailing average daily volume amounts.

S-7

Dividends

Holders of the Series B preferred stock are entitled to receive, and we shall pay, cumulative dividends at a rate per share of 5% per annum (calculated quarterly as a percentage of the stated value per share for each quarterly period). Unless we elect to pay dividends in cash, dividends on a share of Series B preferred stock will increase such share of Series B preferred stock’s stated value and will be payable on each dividend payment date (plus two trading days or standard settlement period, whichever is shorter).

If at any time while the Series B preferred stock is outstanding, we make distributions of rights, cash or other assets to holders of our common stock, the holders of the Series B preferred stock will be entitled to participate in such distribution, on a per share basis, as if the shares of Series B preferred stock were converted into shares of common stock (without regard to any beneficial ownership limitation) at the time of payment of such distribution.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holders of the Series B preferred stock shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to such holder’s then stated value for each share of Series B Preferred Stock before any distribution to the holders of our common stock or other junior securities. If there are insufficient assets to pay in full such amounts, then the available assets shall be ratably distributed to the holders of the Series B preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Redemption Rights

Shares of Series B preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions, other than as set forth under “Triggering Events” below. Following 30 days after the closing, the Company may elect to redeem the Series B preferred stock for 120% of the aggregate stated value then outstanding, plus all accrued but unpaid dividends and all liquidated damages and other amounts due in respect of the Series B preferred stock. The Company’s right to redeem the Series B preferred stock is contingent upon it having complied with a number of conditions, including compliance with its obligations under the Certificate of Designation.

Voting Rights; Negative Covenants

Shares of Series B preferred stock will generally have no voting rights, except as required by law and except that the Company shall not, without the consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock:

•	alter or change adversely the powers, preferences or rights given to the Series B preferred stock or alter or amend the Certificate of Designation;

•	authorize or create or issue any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B preferred stock;

•	amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series B preferred stock;

•	increase the number of authorized shares of Series B preferred stock; or

•	enter into any agreement with respect to any of the foregoing.

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In addition, so long as any shares of Series B preferred stock are outstanding, the Company may not, without the consent of at 67% of the stated value of the then outstanding shares of Series B preferred stock:

•	amend the Company’s charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Series B preferred stock;

•	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or other junior securities, subject to certain exceptions;

•	pay cash dividends or distributions on its common stock or other junior securities;

•	enter into any transaction with any affiliate which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the Company’s disinterested directors; or

•	enter into any agreement with respect to any of the foregoing.

Triggering Events

Upon the occurrence of certain triggering events, the conversion price will decrease as specified under “Voluntary Conversions by Holders” above and the holders of the Series B preferred stock will have the right to require the Company to redeem the preferred stock at a price equal to the greater of (i) 120% of the aggregate stated value then outstanding and (ii) the product of the volume weighted average price on the trading day immediately preceding the date of the triggering event and the stated value divided by the then conversion price, plus in either case all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the preferred stock. Each of the following would constitute a triggering event if the holders of a majority of the Series B preferred stock did not otherwise consent:

(i) if the Company fails to provide at all times a registration statement that permits the Company to issue shares of common stock upon conversion of the Series B preferred stock or warrants, subject to a grace period of 20 calendar days in the aggregate in any 365-day period, or if the Company cannot issue shares of common stock under Section 3(a)(9) of the Securities Act of 1933, as amended;

(ii) the Company fails to deliver common stock issuable upon a conversion prior to the seventh trading day after such shares are required to be delivered, or the Company provides written notice that it does not intend to comply with requests for conversion of shares of the Series B preferred stock;

(iii) the Company fails to pay the amount of cash due pursuant to a buy-in (as specified in the Certificate of Designation) within five calendar days after notice;

(iv) the occurrence of an authorized share failure (as defined in the Securities Purchase Agreement);

(v) the Company fails to take certain actions to maintain the effectiveness of a Form S-3 registration statement relating to the securities;

(vi) the Company fails to observe or perform other covenants, agreements or warranties in the Securities Purchase Agreement, Certificate of Designation and other transaction documents and such failure or breach is not cured within 30 calendar days after the date of such failure or breach;

(vii) the Company redeems more a de minimis number of junior securities, subject to certain exceptions;

(viii) the Company is party to a change of control transaction or a fundamental transaction (each as defined in the Certificate of Designation);

(ix) the occurrence of a bankruptcy event involving the Company;

(x) our common stock fails to be listed or quoted for trading on certain specific trading markets for more than five trading days;

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(xi) any monetary judgment, writ or similar final process is entered or filed against the Company, any subsidiary or their property or assets for more than $250,000, and such judgment, writ or similar final process remains unvacated, unbonded or unstayed for a period of 60 calendar days;

(xii) the electronic transfer of our common stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xiii) notice of any litigation or arbitration against the Company or a subsidiary that relates to outstanding accounts payable in an amount that exceeds $500,000 and such litigation or arbitration remains unvacated, unbonded and unstayed for a period of 45 days; or

(xiv) the Company fails to file a Form 8-K disclosing the number of issued and outstanding shares within five trading days of a request.

No Exchange Listing of Preferred Shares

We do not plan on making an application to list the Series B Preferred Stock on any national securities exchange or other nationally recognized trading system. Our common stock issuable upon conversion of shares of Series B preferred stock is quoted on the OTCQB.

Description of Warrants

The following is a summary of certain terms and provisions of the Series 4 warrants offered in this offering. The description of the warrants contained herein does not purport to be complete and is qualified in its entirety by reference to the form of warrant which will be filed as an exhibit to a Current Report on Form 8-K or Quarterly Report on Form 10-Q to be filed with the SEC by us in connection with this offering.

Exercisability, Exercise Price and Term

Each Series 4 warrant will entitle the holder thereof to purchase one share of our Series B preferred stock at $982.50 per share, or approximately $2.5 million in aggregate for 2,500 shares of our Series B preferred stock, for a period of up to nine months following issuance. The terms of the warrants are subject to extension if we do not have sufficient authorized shares for the issuance of the underlying securities or we do not have an effective registration statement for the issuance of such shares.

Following exercise of a warrant, the holder of the warrant may deliver notice of conversion for the underlying Series B preferred stock and receive the shares of common stock issuable upon conversion of such Series B preferred stock instead of shares of preferred stock.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of our Series B preferred stock or common stock.

Call Provision

Subject to the satisfaction of certain circumstances, we may call for cancellation any or all of the warrants following 90 days after their issuance, for a payment equal to 8% of the aggregate exercise price of the warrants being called. The warrants subject to any such call notice will be cancelled 30 days following our payment of the call fee, provided that the warrant holders have not exercised the warrants prior to cancellation.

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Fundamental Transactions.

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, or we consummate a business combination in which another person acquires 50% or more of the outstanding shares of our common stock, then the holders of the Warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants and converted the underlying Series B preferred stock immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants.

No Exchange Listing of Warrants

We do not plan on making an application to list the warrants on any national securities exchange or other nationally recognized trading system.

PLAN OF DISTRIBUTION

We have entered into the Issuance Agreement with the Series B holders providing for the issuance of 100 shares of our Series B preferred stock and warrants to purchase 2,500 shares of Series B preferred stock following the execution of the Issuance Agreement, plus the issuance of up to an additional 400 shares of our Series B preferred stock following the exercise of warrants to purchase Series B preferred stock as provided in the Issuance Agreement. The closing relating to the issuance of 100 shares of our Series B preferred stock and issuance of warrants is expected to occur on or about May 9, 2019, and subsequent closings relating to the sale of the additional 400 shares of Series B preferred stock is expected to occur through November 2019, subject to the conditions set forth in the Issuance Agreement. The Issuance Agreement contains customary representations and warranties by us and the other parties thereto, and provides that the obligations of the Series B holders to purchase the securities are subject to certain customary conditions precedent. All of the securities sold in this offering will be sold at the same price.

This offering is a best efforts offering being made directly by us, without an underwriter or placement agent. We are not required to sell any specific number or dollar amount of securities in this offering, but will use our best efforts to sell the securities offered. We will receive all of the proceeds from any securities sold in this offering. We currently estimate offering expenses of approximately $50,000, including reimbursement of legal fees and expenses of $10,000 to the lead purchaser.

For the complete terms of the Issuance Agreement, you should refer to the form Issuance Agreement which is to be filed as an exhibit to a Current Report on Form 8-K or Quarterly Report on Form 10-Q filed with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

LEGAL MATTERS

Gary R. Henrie, Nauvoo, Illinois, has passed upon the validity of the Series B 5% convertible preferred stock and common stock offered hereby. Hogan Lovells US LLP has passed upon the validity of the warrants offered hereby.

EXPERTS

The consolidated balance sheets of Innovation Pharmaceuticals Inc. as of June 30, 2018 and 2017, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended June 30, 2018 and 2017 and the effectiveness of internal control over financial reporting as of June 30, 2018 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of our website is www.ipharminc.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus supplement “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. These documents contain important information about Innovation Pharmaceuticals and its financial condition, business and results.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, on or after the date we file this prospectus supplement and prior to the termination of the offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 11, 2018;

•	our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended September 30, 2018 and December 31, 2018, filed with the SEC on November 8, 2018 and February 8, 2019;

•	our Current Reports on Form 8-K filed with the SEC on September 21, 2018, October 9, 2018, November 13, 2018, December 17, 2018, December 18, 2018, January 7, 2019 and January 31, 2019; and

•	The description of our common stock contained in our Form 8-A filed on April 27, 2015, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

Innovation Pharmaceuticals Inc.

100 Cummings Center, Suite 151-B

Beverly, Massachusetts 01915

Attn: Chief Executive Officer

(978) 633-3623

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PROSPECTUS

Innovation Pharmaceuticals Inc.

$75,000,000 of

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus, either individually or in units, having a total initial offering price not exceeding $75,000,000. We may also offer shares of common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus provides you with a general description of these securities. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each offering of securities by us. These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

Our Class A common stock is currently quoted on the OTCQB under the symbol “IPIX”.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 2 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 21, 2017.

ABOUT THIS PROSPECTUS

This prospectus of Innovation Pharmaceuticals Inc., a Nevada corporation (the “Company”, “Innovation Pharmaceuticals”, or “we”, “us”, or “our”) is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the amounts, prices and other important terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

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ABOUT THE COMPANY

We are a clinical stage biopharmaceutical company developing innovative therapies with dermatology, oncology, anti-inflammatory and antibiotic applications. We own the rights to numerous drug compounds, and we devote most of our efforts and resources on our compounds in clinical trials: Prurisol for the treatment of psoriasis, Kevetrin for the treatment of ovarian cancer, and Brilacidin for treatments of skin infections, ulcerative proctitis (inflammatory bowel disease) and prevention of oral mucositis complicating chemoradiation treatment for cancer.

We anticipate using our expertise to manage and perform what we believe are the most critical aspects of the product development process which include: (i) design and oversight of clinical trials; (ii) development and execution of strategies for the protection and maintenance of intellectual property rights; and (iii) interactions with regulatory authorities domestically and internationally. We expect to concentrate on product development and engage in a limited way in product discovery, avoiding the significant investment of time and financial resources that is generally required for a promising compound to be identified and brought into clinical trials.

The Company was incorporated as Econoshare, Inc. on August 1, 2005 in the State of Nevada. On December 6, 2007, the Company acquired Cellceutix Pharma, Inc., a privately owned corporation formed under the laws of the State of Delaware on June 20, 2007. Following the acquisition, the Company changed its name to Cellceutix Corporation. Effective June 5, 2017, the Company amended its Articles of Incorporation and changed its name from Cellceutix Corporation to Innovation Pharmaceuticals Inc.

Our principal executive offices are located at 100 Cummings Center, Suite 151-B, Beverly, Massachusetts 01915, and our telephone number is (978) 921-4125. Our website is www.ipharminc.com. The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to purchase our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed under the sections captioned “Risk Factors” set forth in the documents and reports filed by us with the SEC, that are incorporated by reference into this prospectus, including in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, as well as any risks described in any applicable prospectus supplement, before deciding whether to buy our securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this prospectus other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Statements that include the use of terminology such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions.

Any statements that refer to: our future drug development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials; other statements regarding our future product development and regulatory strategies, including with respect to specific indications; any statements regarding our future financial performance, results of operations or sufficiency of capital resources to fund our operating requirements; and any other statements which are other than statements of historical fact and any statement of assumptions underlying any of the foregoing are forward-looking statements. The forward-looking statements in this prospectus, in any related prospectus supplement or free writing prospectus and in any incorporated documents speak only as of the date hereof (or thereof, as applicable), and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement.

Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under the section herein entitled “Risk Factors” and elsewhere in this prospectus or in any related prospectus supplement or free writing prospectus, as well as in reports and documents we file with the SEC and include, without limitation, the following:

•	our ability to continue to fund and successfully progress internal research and development efforts;

•	our ability to create effective, commercially-viable drugs;

•	our ability to effectively and timely conduct clinical trials;

•	our ability to ultimately distribute our drug candidates;

•	compliance with regulatory requirements;

•	our capital needs;

•	other risks referred to in the section of this prospectus entitled “Risk Factors” and in the SEC filings incorporated by reference in this prospectus.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, and proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities offered by this prospectus. This base prospectus, which forms part of the registration statement in Form S-3, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 11, 2017; and

(2)	the description of our common stock contained in our Form 8-A filed on April 27, 2015, including any amendments or reports filed for the purpose of updating the description.

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In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Innovation Pharmaceuticals Inc.

100 Cummings Center, Suite 151-B

Beverly, MA 01915

(978) 921-4125

Attention: Leo Ehrlich, Chief Executive Officer

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DILUTION

We will set forth in a prospectus supplement and/or a free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

If any debt securities or preferred stock are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges or ratio of combined fixed charges and preferred stock dividends on a historical basis in the applicable prospectus supplement, if required.

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DESCRIPTION OF OUR CAPITAL STOCK

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our Articles of Incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference herein and by the provisions of applicable Nevada law. We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

Common Stock

We are authorized to issue 300,000,000 shares of Class A common stock, par value $0.0001 per share, and 100,000,000 Class B common stock, par value $0.0001 per share. As of September 1, 2017, there were 137,874,421 shares of our Class A common stock outstanding that were held of record by approximately 71 stockholders and zero shares of Class B common stock.

Class A Common Stock

Each holder of Class A common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class A common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Class A common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of Class A common stock do not have preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of Class A common stock are, and the shares of Class A common stock offered by us in any offering utilizing this prospectus, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the holders of Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Class B Common Stock

The holders of shares of the Class B common stock at their election shall have the right, at any time or from time to time, to convert any or all of their shares of Class B common stock into shares of Class A common stock, on a one for one basis, by delivery to the Company of the certificates representing such shares of Class B common stock duly endorsed for such conversion. Any shares of the Class B common stock that are transferred will automatically convert into shares of the Class A Common Stock, on a one to one basis, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Company. The Board of Directors of the Company has sole discretion to issue the Class B common stock.

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Holder of shares of the Class B common stock are entitled to cast ten (10) votes in person or by proxy for each share of Class B common stock standing in such holder’s name on the transfer books of the Company. Except as otherwise provided above and subject to the limitations provided by law and subject to any voting rights applicable to shares of preferred stock, the holders of shares of the Class A Common Stock and Class B common stock shall vote together as a single class, together with the holders of any shares of the Preferred Stock which are entitled to vote, and not as a separate class.

Krishna Menon and Leo Ehrlich, our President and Chief Executive Officer, respectively, each have vested options that they can each exercise and convert into 18,000,000 shares of Class B common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

No shares of preferred stock are issued and outstanding; however, on May 9, 2012, our board of directors designated an aggregate of 500,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A”), of which no shares of Series A Stock are currently issued or outstanding.

Our board of directors may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series including:

•	the maximum number of shares in the series and the distinctive designation thereof;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares will be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series;

•	any securities exchange or market on which the shares will be listed; and

•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares.

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Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Class A common stock or could adversely affect the rights and powers, including voting rights, of the holders of Class A common stock. The issuance of preferred stock could have the effect of decreasing the market price of our Class A common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer from time to time under this prospectus. While the terms we have summarized below will generally apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We may issue secured or unsecured debt securities offered under this prospectus, which may be senior, subordinated or junior subordinated, and which may be convertible and which may be issued in one or more series. We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series, as well as the complete indentures that contain the terms of the debt securities. See “Prospectus Summary - Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

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General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

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•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	issue guarantees;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

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•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated and the currency in which principal, premium, if any, and interest will be paid; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to or different than those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Senior Debt Securities

Payment of the principal or, premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstance described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above under “Events of Default Under the Indentures,” the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above “Events of Default Under the Indentures” occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

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The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and such holders have offered indemnity satisfactory to the trustee, to institute the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

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Modification of Indenture; Waiver

We and the trustee may modify an indenture or enter into or modify any supplemental indenture without the consent of any holders of the debt securities with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

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Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agents and agencies for payment, registration of transfer and exchange and service of notices and demands;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This manner of holding securities is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

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Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth below in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act, as amended. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

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A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. We will designate an office or agency of the trustee as our paying agent for payments with respect to debt securities of each series in the applicable prospectus supplement. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Warrants may be issued independently or together with any preferred stock, common stock, or debt securities, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

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The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the OTCQB in the case of our common stock;

•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or
•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities;
•	the proceeds from the sale of the securities to us;
•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
•	any discounts or concessions allowed or reallowed or repaid to dealers; and
•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Class A common stock is traded on the OTCQB under the symbol “IPIX”. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our common stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

Certain legal matters in connection with the offered debt securities, warrants and units will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Certain legal matters with respect to the offered common stock and preferred stock and with respect to Nevada corporate law will be passed upon for us by Gary R. Henrie, Esq., Nauvoo, Illinois. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements of Innovation Pharmaceuticals Inc. appearing in our Annual Report on Form 10-K for the year ended June 30, 2017, and the effectiveness of our internal control over financial reporting as of June 30, 2017, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of Baker Tilly Virchow Krause, LLP as experts in accounting and auditing.

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INNOVATION PHARMACEUTICALS INC.

$75,000,000 of

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

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